Exhibit 5.1

Warner Norcross & Judd LLP

900 Fifth Third Center

111 Lyon St NW

Grand Rapids MI 49503-2487

616-752-2000

www.wnj.com

May 7, 2013

Perrigo Company

515 Eastern Avenue

Allegan, Michigan

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the registration statement on Form S-3 being filed on the date hereof (the “Registration Statement”) by Perrigo Company, a Michigan corporation (“Perrigo” or the “Company”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the issuance and sale by the Company from time to time, pursuant to Rule 415 (“Rule 415”) of the General Rules and Regulations promulgated under the Act, of debt securities (“Debt Securities”), which may be issued in one or more series.

According to the Registration Statement, any Debt Securities are to be issued pursuant to an Indenture, a form of which is filed as an exhibit to the Registration Statement (the “Indenture”).

In arriving at the opinions expressed below, we have examined and relied, to the extent we deemed proper, on originals or copies, certified or otherwise identified to our satisfaction, of: (1) the Registration Statement; (2) the Amended and Restated Articles of Incorporation of the Company, as amended to the date of this opinion (the “Articles”); (3) the Restated Bylaws of the Company, as in effect on the date of this opinion (the “Bylaws”); (4) a copy of certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Debt Securities and other matters; and (5) the Indenture. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed appropriate as a basis for our opinions.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies and the authenticity of the originals of such documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties, of such documents and that (except to the extent we have opined on such matters below) such documents constitute or will constitute valid and binding obligations of the parties thereto.

We have also assumed that any supplemental indenture to the Indenture and any resolution of the Board of Directors and any officer’s certificate executed and delivered pursuant to Indenture, in any such case, pursuant to which any Debt Securities are issued, will comply with the Indenture as supplemented, and the form and terms of such Debt Securities will comply with such Indenture as then supplemented (including by any supplemental indenture) and any resolution of the Board of Directors and/or officer’s certificate.

In addition, we have assumed that:

(a)	the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act, and all Debt Securities will be sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable prospectus supplement;

(b)	an appropriate prospectus supplement with respect to the applicable Debt Securities has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder;

(c)	if any Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to such Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto;

(d)	the Indenture and any supplemental indenture or officer’s certificate relating to the Indenture will be duly authorized, executed and delivered by the parties thereto, and that any Debt Securities that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the Trustee;

(e)

the form and terms of any and all Debt Securities, the offering, issuance, sale and delivery thereof by the Company and the incurrence and performance of the Company’s obligations thereunder or in respect of in accordance with the terms thereof, will comply with, and will not violate, conflict with or constitute a default under (i) the Articles or Bylaws, as then in effect, (ii) any agreement or instrument to which the Company or any of its properties is subject, (iii) any law, rule or regulation to which the Company or any of its properties is subject (including but not limited to federal and state securities laws), (iv) any judicial or regulatory order or decree of any governmental authority, (v) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority, (vi) any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon the Company, or to which the issuance, sale, and delivery of such Debt Securities, or the incurrence and performance of such obligations, may be subject, or (vii) violate any applicable public policy, or be subject to any defense in law or equity. In addition, we have assumed the receipt by each person to whom or for whose benefit any Debt Security is to be issued (collectively, the “Beneficial Holders”) of a certificate for such Debt Security or the receipt by the Depository Trust Company, acting as agent, on behalf of all Beneficial Holders of the class or series of Debt Securities of which such Debt Security is one, of a global security then evidencing such Debt Securities, and the issuance and sale of and payment for the Debt Securities so acquired, in accordance with the applicable purchase, underwriting or similar agreement approved by the Board of Directors of the Company and the Registration Statement (including any applicable prospectus supplement).

As to any facts material to the opinions expressed which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

We express no opinion concerning the contents of the Registration Statement or the Prospectus, other than as to the validity of the Debt Securities. We express no opinion as to the applicability of, compliance with or effect of, the law of any jurisdiction other than United States Federal law and the laws of the State of Michigan. The Debt Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date of this opinion, which laws are subject to change with possible retroactive effect.

Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date of this opinion:

1.        Based solely on our review of the Articles and a certificate issued by the State of Michigan on a recent date certifying as to the good standing of the Company, the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Michigan.

2.        The Company has the corporate power to issue the Debt Securities.

3.        When (1) the Indenture and any supplemental indenture relating to such Debt Securities has been duly authorized, executed and delivered; (2) the Debt Securities have been duly authorized by the Board of Directors of the Company (or a duly authorized committee thereof); (3) the terms of the Debt Securities and of their issuance have been duly established by all necessary corporate action; and (4) the Debt Securities have been duly executed and countersigned in accordance with the Indenture and duly issued and delivered to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any prospectus supplement relating thereto, the Debt Securities, when issued and sold in accordance with the Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized and validly issued.

Our opinions are subject to the effects of (a) bankruptcy, insolvency, reorganization, fraudulent transfer or conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), including, without limitation, (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy, and (ii) concepts of materiality, reasonableness, good faith and fair dealing, (c) public policy considerations which may limit the rights of the parties to obtain further remedies, and (d) the waivers of any usury defense contained in the Indenture which may be unenforceable. We express no opinion herein with respect to provisions relating to severability or separability.

The opinions expressed above are as of the date of this letter, and we do not assume an obligation to update or supplement those opinions to reflect a fact or circumstance that in the future comes to our attention or a change in law that in the future occurs or becomes effective. This letter is limited to the matters set forth in it, and no opinions are implied or may be inferred beyond those expressly stated above.

We hereby consent to the references to our firm under the caption “Validity of Debt Securities” in the Registration Statement and “Legal Matters” in any prospectus supplement and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

WARNER NORCROSS & JUDD LLP

By	/s/ Daniel C. Persinger
Daniel C. Persinger, a Partner

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